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                                                                     EXHIBIT 5.1

                                 June 26, 1997



Board of Directors of
WorldCom, Inc.
515 East Amite Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

     I am General Counsel - Corporate Development of WorldCom, Inc., a Georgia corporation (the "Company"), and have acted as counsel in connection with the Registration Statement on Form S-4 (Registration No. 333-27345), as amended (the "Registration Statement"), originally filed by the Company on May 16, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the exchange of up to $686,398,000 9 3/8 % Senior Notes due January 15, 2004 of the Company for any and all outstanding 9 3/8% Senior Discount Notes due January 15, 2004 of MFS Communications Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("MFS"), and up to $671,850,000 8 7/8% Senior Notes due January 15, 2006 of the Company for any and all outstanding 8 7/8% Senior Discount Notes due January 15, 2006 of MFS, and the solicitation of consents of holders of MFS Notes to certain amendments to the respective indentures applicable to each series of such MFS Notes. Terms not defined herein shall have the meanings contained in the Prospectus.

     In connection herewith, I have examined and relied without investigation as to matters of fact upon the Registration Statement, the Second Amended and Restated Articles of Incorporation and Bylaws of the Company, certificates of public officials, certificates and statements of officers of the Company, and such other corporate records, documents, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

     Based upon the foregoing and in reliance thereon and subject to the limitations and qualifications stated herein and to the effectiveness of the Registration Statement under the Securities Act, I am of the opinion that:
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     1.   The Company is a corporation validly existing under the laws of the
State of Georgia; and

     2. Each of the WorldCom Notes when duly executed, authenticated and issued as provided in the WorldCom Indenture and delivered against payment, will constitute valid and legally binding obligations of the Company and will be enforceable in accordance with their terms and entitled to the benefits of the WorldCom Indenture except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

     This opinion is not rendered with respect to any laws other than the latest codification of the Georgia Business Corporation Code available to me. This opinion has not been prepared by an attorney admitted to practice in Georgia.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Notes. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,


                                 /s/ P. Bruce Borghardt

                                 P.  Bruce Borghardt
                                 General Counsel - Corporate Development